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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of BHC Financial, Inc. on Form S-3 of our report dated January 31, 1997, incorporated by reference in the Annual Report on Form 10-K of Fiserv, Inc. for the year ended December 31, 1996. We also consent to the reference to us under the headings "Fiserv Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
April 4, 1997